UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 5, 2010

A&J VENTURE CAPITAL GROUP INC.

(Exact Name of small business issuer as specified in its charter)

Nevada

(State of Incorporation)

333-146441

(Commission File No.)

75-3260541

(IRS Employer ID Number)

Sickingenstrasse 18, Heidelberg, Germany, 69126

(Address of principal executive offices)

+49 6221 7195661

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 5, 2010, Roger Zolg and Zhongwen Chen were appointed as directors of the Company.

On January 5, 2010, Roger Zolg was appointed as Chief Financial Officer and Zhongwen Chen was appointed Vice President.

Roger Zolg, Director and CFO

Has more than 8 years experience in financial industry and taxation law. He was former Director of MLP, one of the largest independent financial service provider in Europe. He was responsible for taxation law for financial investments, customer advisory service for business customer. He has excellent relations to well known Companies in Germany. After his engagement with MLP, he served as product and market analyst for ZIMBA AG in Germany. At present Mr. Zolg is marketing director for Ernst P. Roos GmbH for South Germany. His long experience and close relation to well known Companies in Germany, excellence financial and taxation law experience is indispensible for A&J Venture Capital Group.

Zhongwen Chen, Director and Vice President

Zhongwen Chen was the Executive Director and COO of HeySpace International Limited (www.heyspace.com), a leading SNS plus WebGame providers in China.

Mr. Chen was the President of Square Inn Budget Hotels Management, Inc.(OTC: SQRN), a hotel management company based in Guangzhou, china. It develops, operates and manages budget hotels in China under the Square Inn brand.

Mr. Chen was the Executive Director of Enjoy Media Holdings Limited (OTC: EJYM), a media and advertising holding company based in Guangzhou, China. It operates full range of media advertising businesses in the southern China region with established networks to many major Chinese cities such as Guangzhou, Shenzhen, Shanghai, Beijing and Hong Kong.

Before joinging Enjoy Media Holdings Limited, Mr. Chen was director of business development (china) of PacificNet Inc. (NASDAQ: PACT), an outsourcing and value-added services (VAS) and solutions provider in china. Mr. Chen manages to develop new business for PacificNet in china, develop new business alliance partnerships and joint ventures with other leading internet portals and mobile communication providers and assist in PacificNet's technology and telecom investment and M&A efforts in china, assist in due diligence and execution for mergers & acquisitions in china.

Before joining PacificNet Inc. Mr. Chen was CEO of Helloasia Inc.(China), a leading marketing solutions provider. He led the company's operations in China and developed and executed business development strategy, negotiating alliances with partners and customers, mergers, acquisitions, and investments. Mr. Chen was a co-founder of Yesite.com, one of TOP 10 internet portal in China. Early in his career, Mr. Chen spent 1 year with GZNET.com, focusing on content management.

Mr. Chen also played as an angel investor in his career, he invested TX163.com, one of the first ONLINE GAME providers in China, and sold it to Netease.com (NASDAQ: NTES) in 2001.

Mr. Chen graduated his BS degree from GuangZhou University in 1998.

The following table sets forth information regarding the beneficial ownership of our common stock on May 7, 2009 (after giving effect to the above transaction) based on 31,500,000 shares outstanding on such date, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) by our directors and executive officers as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at our address as indicated below.

Title of Class	Name of Beneficial Owner	Shares of Common Stock	Percent of Class

Common Stock	Billion Key International Ltd. (1) Sickingenstrasse 18 69126 Heidelberg, Germany	18,000,000	57.14%

Common Stock	Roger Zolg	0	0.0%
	Sickingenstrasse 18 69126 Heidelberg, Germany

Common Stock	Zhongwen Chen	0	0.0%
	Sickingenstrasse 18 69126 Heidelberg, Germany

Common Stock	Andreas Klimm (1)	18,000,000	57.14%
	Director Sickingenstrasse 18 69126 Heidelberg, Germany

Common Stock	Directors and Officers	18,000,000	57.14%
	as a Group (3 persons)

(1)

Billion Key International Ltd. is a British Virgin Island Corporation. Andreas Klimm is the sole officer and director of Billion Key International Ltd. and may be deemed to beneficially own securities owned by Billion Key International Ltd.

Item 9.  Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A&J Ventures Capital Group Inc.

By:  /s/ Andreas Klimm

Andreas Klimm

President

Date: January 6, 2010